UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 27, 2026
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
155 E. Broad St., Suite 300, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement

On October 27, 2026, Installed Building Products, Inc., a Delaware corporation (the “Company”), and certain of its affiliates entered into Amendment No. 5 to Term Loan Credit Agreement (the “Fifth Amendment”) with Royal Bank of Canada, as term administrative agent, term collateral agent and 2026 incremental term lender, which amends the existing Term Loan Credit Agreement, dated as of December 14, 2021, by and among the Company, Royal Bank of Canada, as term administrative agent and term collateral agent and the lenders party thereto (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of April 28, 2023, and as further amended by Amendment No. 2 to Term Loan Credit Agreement, dated as of August 14, 2023, and as further amended by Amendment No. 3 to Term Loan Credit Agreement, dated as of March 28, 2024, and as further amended by Amendment No. 4 to Term Loan Credit Agreement, dated as of November 26, 2024, the “Existing Credit Agreement”). RBC Capital Markets acted as lead left arranger and bookrunner and JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, The Huntington National Bank, KeyBanc Capital Markets Inc., PNC Capital Markets LLC, StoneX Financial Inc., and U.S. Bank National Association acted as joint lead arrangers and bookrunning managers, for the Fifth Amendment. Some of the joint lead arrangers, lenders and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or its affiliates.

The Fifth Amendment provides for $250 million of incremental term loans (the “2026 Incremental Term Loans”) as an increase to the Company’s existing Tranche B-3 Term Loans under the Existing Credit Agreement, which were funded on October 27, 2026, concurrently with the effectiveness of the Fifth Amendment. The 2026 Incremental Term Loans have identical terms to, and form a single class with, the existing Tranche B-3 Term Loans. After giving effect to the funding of the 2026 Incremental Term Loans, the aggregate principal amount of term loans outstanding under the Existing Credit Agreement, as amended by the Fifth Amendment (the “Amended Credit Agreement”), is approximately $737.5 million. The term loans bear interest, at the Company’s option, at a rate equal to either the adjusted term secured overnight financing rate plus 1.75% per annum or an alternative base rate plus 0.75% per annum, and mature on March 28, 2031.

The foregoing summary of the Fifth Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

On October 27, 2026, the Company issued a press release announcing the closing of the Fifth Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1
Amendment No. 5 to Term Loan Credit Agreement, dated as of October 27, 2026, by and among Installed Building Products, Inc., the other loan parties party thereto, and Royal Bank of Canada, as term administrative agent, term collateral agent and 2026 incremental term lender.

99.1	Press release of Installed Building Products, Inc. dated October 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of October, 2026.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer